QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TTM Technologies, Inc.:

        We consent to the use of our reports dated January 28, 2004 with respect to the consolidated balance sheets of TTM Technologies, Inc. as of December 31, 2002 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related 2002 and 2003 consolidated financial statement schedules, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our reports refer to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002. Our reports refer to our audit of the revisions to the 2001 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such transitional disclosures.

/s/ KPMG LLP

Salt Lake City, Utah
May 28, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm